UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

ADAMA TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

   000-53738

    98-0552470

(State or other jurisdiction

(Commission

 (IRS Employer

     of incorporation)

File Number)

Identification No.)

5005 Elbow Dr. SW, Ste. 207, Calgary, Alberta, Canada

       T2S2T6

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (321) 452-9091

Not Applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, Michael Choo resigned as Chairman and Chief Executive Officer of Adama Technologies Corporation (the “Company”). Mr. Choo’s resignation was not the result of any disagreement with us on any matter relating to our operation, policies (including accounting or financial policies) or practices.

On March 31, 2016, the Board of Directors of the Company appointed John Griffin as Chairman, Chief Executive Officer, President and Secretary of the Company.

Since June 2009, Mr. Griffin has been serving as President and CEO of AutoHood Media, LLC, an advertising company targeting the mobile out-of-home advertising markets, with a focus on the taxi advertising market. From 2005 to 2009, Mr. Griffin served as President and CEO of Xtreme Sports Group, LLC. From 1990 to 2005, Mr. Griffin served as President and CEO of Music City Motorsports, Inc.  Prior to that, Mr. Griffin was President of Griffin Contractors, Inc., a residential and commercial contractor, and Griffin Properties, Inc., a residential and commercial real estate brokerage in Nashville, Tennessee. Mr. Griffin received his Bachelor’s in Business Administration degree from Middle Tennessee State University.

There is no arrangement or understanding between Mr. Griffin and any other person pursuant to which he was selected as an officer or director of the Company, and there are no family relationships between Mr. Griffin and any of the Company’s directors or executive officers. Except as discussed below, there are no transactions to which the Company is a party and in which Mr. Griffin has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company and Incubator Holdings, Inc. (“Incubator”) are parties to an Agreement and Plan of Merger and Acquisition (the “Agreement”) dated September 10, 2015. Mr. Griffin, the Company’s Chairman, Chief Executive Officer, President and Secretary, is President, Chief Operating Officer and a stockholder of Incubator. Pursuant to the terms of the Agreement, at closing, the Company will merge (the “Merger”) into a wholly owned subsidiary of Incubator. As a result of the Merger, (i) the Company’s stockholders will receive Incubator common stock on the basis of one Incubator share for each 250 shares of the Company’s common stock held, (ii) the Company’s preferred stockholders will receive one Incubator preferred share for each share of the Company’s Series A preferred stock outstanding, and (iii) Incubator will assume the obligations of the Company as a Securities and Exchange Commission reporting entity. The Company will become a private subsidiary of Incubator and will retain all of its existing debts and liabilities except for $352,500 in specific debt that will be assumed by Incubator under the Agreement as part of the consideration for the Merger. Immediately after the Merger is effected, the Company’s existing common stockholders will own an aggregate of 10% of Incubator’s common stock and Incubator’s existing common stockholders, including Mr. Griffin, will own an aggregate of 90% of Incubator’s common stock.  The Company expects the Merger to close in the second quarter of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 2016

Adama Technologies Corporation

By:___/s/John Griffin_________

Name:

_John Griffin_______

Title:

Chief Executive Officer

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